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                                                                   EXHIBIT 11(c)

                               CONSENT OF COUNSEL




         We hereby consent to the use of our name and to the references to our Firm under the caption "Counsel" in the Statements of Additional Information that are included in Post-Effective Amendment No. 30 to the Registration Statement (No. 33-4806) on Form N-1A under the Securities Act of 1933, as amended, of The Galaxy Fund. This consent does not constitute a consent under
Section 7 of the Securities Act of 1933, and in consenting to the use of our name and the references to our Firm under such caption we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.




Philadelphia, Pennsylvania                           /s/ Drinker Biddle & Reath
                                                     ---------------------------
February 26, 1997                                    Drinker Biddle & Reath